As filed with the Securities and Exchange Commission on May 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Access Worldwide Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1820 North Fort Myer Drive, 3rd Floor Arlington, VA 22209 Phone: 703-292-5210	52-1309227
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Mark Wright, Esq.

General Counsel

Access Worldwide Communications, Inc.

1820 North Fort Myer Drive

Arlington, VA 22209

Phone: 703-292-5210

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Scot Patrick O’Brien, Esq.

Akerman Senterfitt

801 Pennsylvania Avenue, N.W.

Suite 600

Washington, DC 20004

Phone: (202) 393-6222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE PER UNIT(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value	21,394,337	$1.10	$23,533,770	$722.49

(1)

This registration statement also covers an indeterminate number of shares of common stock that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act.

(2)

Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average high and low sale prices reported on the Over-the-Counter Bulletin Board on May 17, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 23, 2007

PROSPECTUS

ACCESS WORLDWIDE COMMUNICATIONS, INC.

21,394,337 Shares of Common Stock, $0.01 Par Value

The selling shareholders of Access Worldwide Communications, Inc. identified in the table beginning on page 3 of this prospectus are offering 21,394,337 shares of Access Worldwide common stock under this prospectus. We will not receive any proceeds from the sale of the shares.

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “AWWC.OB.” On May 16, 2007, the closing sale price of the common stock on the Over-the-Counter Bulletin Board was $1.10 per share.

Investing in our common stock involves risks that we describe in the “ Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

PROSPECTUS SUMMA RY

This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements and the documents incorporated by reference herein or therein. All references to “Access Worldwide,” the “Company,” “we,” “us,” “our,” and similar terms refer to Access Worldwide Communications, Inc. and its subsidiaries on a consolidated basis.

Established in 1983, today Access Worldwide Communications, Inc. has more than 1,000 employees in five locations across the United States (“U.S.”) and the Philippines. Access Worldwide is a premier provider of business process outsourcing (“BPO”) solutions focused on helping its clients cost-effectively acquire, retain, and profitably grow their customer base. We provide a full suite of inbound and outbound sales, customer care, marketing, IT, and back-office services in multiple languages, across all communication channels (e.g. phone, email, Internet, mail). Our clients are in a wide variety of industries including telecommunications, financial services/banks, media/publishing, and consumer product companies.

We believe that our ability to provide specialized marketing programs, supported by technological systems, helps to differentiate us in the highly fragmented outsourced marketing services industry.

Access Worldwide Communications, Inc. was incorporated in Delaware in August 1983. Our principal executive offices are located at 1820 North Fort Myer Drive, Arlington, VA 22209, and our telephone number is (703) 292-5210.

The Offering

Common Stock Offered by the Selling Shareholders

21,394,337 shares of common stock, consisting of (1) 6,702,846 shares issued and outstanding as the result of (i) 175,000 and 49,147 shares that were issued to some of the selling shareholders as an employee bonus on June 20, 2005 and May 26, 2006, respectively, (ii) 121,199 shares that were issued to some of the selling shareholders as members of the Board of Directors as Board Fees, (iii) 4,460,000 shares that were issued to selling shareholders as a result of conversion of their 5% Convertible Promissory Notes, (iv) 1,000,000 shares issued as a result of a private placement for common stock completed March 4, 2005, (v) 897,500 shares that were issued to selling shareholders as a result of exercising warrants; (2) 8,135,000 shares that may be issued upon the conversion of 5% Convertible Promissory Notes held by some of the selling shareholders, (3) 6,437,500 shares that may be issued upon the exercise of warrants held by some of the selling shareholders; and (4) 118,991shares that will be issued as a result of fees earned by the Board of Directors as Board Fees.

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling shareholders listed in this prospectus.

Over-the-Counter Bulletin Board symbol	“AWWC.OB”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including statements regarding our current expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. Such forward-looking statements include, among others:

•	Statements regarding proposed activities pursuant to agreements with clients;

•	Future plans relating to our business strategy; and,

•	Trends, or proposals, or activities of clients or industries which we serve.

Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited, to the following:

•	The availability and adequacy of our cash flow to meet our requirements, including payment of loans;

•	Our ability to continue as a going concern;

•	Competition from other third-party providers and those of our clients and prospects who may decide to do the work that we do in-house;

•	Industry consolidation which reduces the number of clients that we are able to serve;

•	Potential consumer saturation reducing the need for our services;

•	Certain needs for our growth;

•	Our dependence on the continuation of the trend toward outsourcing;

•	Dependence on the industries we serve;

•	Our ability and our clients’ ability to comply with state, federal and industry regulations;

•	Reliance on a limited number of major clients;

•	The effects of possible contract cancellations;

•	Reliance on technology;

•	Reliance on key personnel and recent changes in management;

•	Reliance on our labor force;

•	The possible impact of terrorist activity or attacks, war and other international conflicts, and a downturn in the US economy;

•	The effects of an interruption of our business;

•	The volatility of our stock price;

•	Risks associated with our stock trading on the OTC Bulletin Board;

•	Our inability to successfully operate our communication center in the Philippines; and

•	Our inability to successfully operate the Company after the sale of all or substantially all the assets of the Company’s TMS Professional Markets Group division.

Additional factors that could cause the actual results to differ materially from those expressed or implied are also disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 16, 2007. Actual results will most likely differ from those reflected in these statements, and the differences could be substantial. We disclaim any obligation to update these statements, or disclose any difference between our actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling shareholders listed in this prospectus.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares of common stock beneficially owned by each selling shareholder as of the date of this prospectus, the total number of shares of common stock that each selling shareholder may offer and sell pursuant to this prospectus and the total number of shares of common stock that each selling shareholder will own upon completion of this offering. Because the selling shareholders may offer all or a portion of the shares at any time and from time to time after the date of this prospectus, we cannot determine at this time the exact number of shares that each selling shareholder may retain upon completion of the offering. To our knowledge, none of the selling shareholders has had any material relationship with us, our predecessors or affiliates, other than those relationships described in the footnotes.

Selling Shareholder	Number of Shares Beneficially Owned Before the Offering(1)	Number of Shares Being Offered		Number of Shares Beneficially Owned After the Offering(1)
Ridfell Investment S.A.	6,000,000	6,000,000	(2)	—
Michael Dornemann	2,394,127	2,214,127	(3)	180,000
Shawkat Raslan	3,591,144	1,894,936	(4)	1,696,208
Faisal Kaki	1,700,000	1,700,000	(5)	—
Carl Tiedemann	2,115,066	1,635,066	(6)	480,000
Carlos Ejercito/Multicapital Limited	1,475,000	1,475,000	(7)	—
Frederick Thorne	1,060,767	850,767	(8)	210,000
Orhan Sadik-Khan	1,097,936	761,936	(9)	336,000
Alfonso Yuchengco, III	638,900	615,000	(10)	23,900
Charles Henri Weil	1,253,791	601,661	(11)	652,130
Overnight Success	475,000	475,000	(12)	—
Jose Alberto T. Alba	390,000	390,000	(13)	—
Gizela Gonzalez	380,000	380,000	(14)	—
Frank F. Beelitz	300,000	300,000	(15)	—
SG Private Bank (SUISSE) S.A.	1,471,950	200,000	(16)	1,271,950
R. Jarrett Lilien	200,000	200,000	(17)	—
Tony Tan Catkiong	200,000	200,000	(17)	—
Angela Lanning	200,000	200,000	(17)	—
Georges André	385,408	185,000	(18)	200,408
Huda Kaki	150,000	150,000	(19)	—
John French	150,000	150,000	(17)	—
Jesus M. Zulueta, Jr.	135,000	135,000	(20)	—

R & R Opportunity Fund, LP	693,333	125,000	(21)	568,333
Mark Friedman	70,000	70,000	(22)	—
Stedman Stevens	52,658	52,658	(23)	—
C.F. Global Trading	50,000	50,000	(17)	—
Rugia Malatani	50,000	50,000	(24)	—
Charles Klieman	50,000	50,000	(17)	—
Reinout Van Lennep	50,000	50,000	(17)	—
John Selzer	45,000	45,000	(25)	—
Walter Dostman	40,000	40,000	(26)	—
Liam Donohue	21,633	21,633	(27)	—
Guy Amato	18,987	18,987	(28)	—
Richard Lyew	61,746	12,658	(28)	49,088
Claudio Pugliese	9,493	9,493	(28)	—
Mauricio Urbina	9,493	9,493	(28)	—
William Stinson	3,989	3,989	(28)	—
Anthony W. Vesho, Jr.	3,797	3,797	(28)	—
Jeff Ginn	3,724	3,724	(28)	—
Jeffery S. Innis	2,910	2,910	(28)	—
Juan Rivera	2,531	2,531	(28)	—
Maria E. Ramirez-Abaunza	2,531	2,531	(28)	—
Nicola Hutchinson	2,127	2,127	(28)	—
Russell Winters	2,069	2,069	(28)	—
Kendra Arauz	1,749	1,749	(28)	—
Maria Diaz-Nuila	1,749	1,749	(28)	—
Cristina Teaney	1,729	1,729	(28)	—
Lynn Fearnley	1,729	1,729	(28)	—
Howard Ismark	1,598	1,598	(28)	—
Pamela Bowen	1,596	1,596	(28)	—
Francine Kositsky	1,544	1,544	(28)	—
Tracy Lynn Neal Cook	1,486	1,486	(28)	—
Shannon Sherman	1,473	1,473	(28)	—
Liliana Ruelas	1,424	1,424	(28)	—
Laura S. Zawada	1,381	1,381	(28)	—
Yolanda Vizkocil	1,370	1,370	(28)	—
Amy Skolnik	1,362	1,362	(28)	—
Holly Tours	1,362	1,362	(28)	—
Carla Patricia Sanchez Olmos	1,265	1,265	(28)	—
Evangelina M. Rivera	1,265	1,265	(28)	—
Jeffrey Cohen	1,265	1,265	(28)	—
John Wayne Allen	1,265	1,265	(28)	—
Karren Aberle-Clark	1,265	1,265	(28)	—
Lisa McCullough-Marrow	1,265	1,265	(28)	—
Miranda Maricruz	1,265	1,265	(28)	—
Nadine Harris	1,265	1,265	(28)	—
Nicole Bynoe	1,265	1,265	(28)	—
Roberta Lepper	1,265	1,265	(28)	—
Tracey Rae Palmer	1,265	1,265	(28)	—
Tracie Holmes	1,265	1,265	(28)	—
Wen Yi Lin	1,265	1,265	(28)	—
Christopher Teaney	1,182	1,182	(28)	—
Caryn Coath	1,167	1,167	(28)	—
Suerinder Basdeo	1,164	1,164	(28)	—
Moises Tijerino	1,151	1,151	(28)	—
Elsworth Charles	1,140	1,140	(28)	—
Wendell Craig Vaughn	1,075	1,075	(28)	—
Salina Moore	1,067	1,067	(28)	—

Courtney Gayle	1,064	1,064	(28)	—
Stephen Danaher	1,046	1,046	(28)	—
Raymond Bray	950	950	(28)	—
Georgette Belton	817	817	(28)	—
Christina Arias	797	797	(28)	—
Elizabeth Zygmuntowski	797	797	(28)	—
Annah Bugayong	551	551	(28)	—
Joseph Alexander Adams	279	279	(28)	—

Totals	27,062,354	21,394,337		5,668,017

(1)	We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act and this information does not necessarily indicate beneficial ownership for any other purpose. We have also assumed that all shares registered will be sold.
(2)	Ridfell is a 10% beneficial holder of Company common stock. Consists of 2,000,000 shares that may be acquired upon conversion of a 5% Convertible Promissory Note held by the selling shareholder, which was acquired in connection with a debt investment in our Company (“Conversion Shares”), 2,000,000 shares that were issued as a result of conversion of a 5% Convertible Promissory Note (“Converted Note Shares”), and 2,000,000 shares that may be acquired upon exercise of a warrant, which was acquired in connection with a debt investment in our company (“Warrant Shares”).
(3)	Mr. Dornemann has been a Director with the Company since June of 2004. The shares offered by Mr. Dornemann consist of 600,000 Conversion Shares, 930,000 Warrant Shares, and 54,127 shares awarded for serving as a member of the Board of Directors of the Company (“Board Fee Shares”), and 630,000 Converted Note Shares.
(4)	Mr. Raslan is our Chief Executive Officer, President and Chairman of our Board of Directors. The shares offered by Mr. Raslan consist of 650,000 Conversion Shares, 400,000 Warrant Shares, 94,936 shares issued on June 20, 2005 and May 26, 2006, respectively, to pay the portion of a 2004 accrued bonus for which shares were granted March 1, 2005 in lieu of cash (“Bonus Shares”), 400,000 Converted Note Shares, and 350,000 issued as a result of the exercise of warrants (“Exercised Warrant Shares”).
(5)	Consists of 1,600,000 Conversion Shares and 100,000 Warrant Shares.
(6)	Mr. Tiedemann has been a Director with the Company since December 2002. The shares offered by Mr. Tiedemann consist of 700,000 Conversion Shares, 500,000 Warrant Shares, 35,066 Board Fee Shares, and 400,000 Converted Note Shares.
(7)	Consists of 600,000 Conversion Shares, 200,000 Converted Note Shares, 237,500 shares issued as a result of a private placement for common stock completed March 4, 2005 (“Private Placement Shares”), and 437,500 Warrant Shares.
(8)	Mr. Thorne has been a Director with the Company since August 2003. The shares offered by Mr. Thorne consist of 350,000 Conversion Shares, 250,000 Warrant Shares, 50,767 Board Fee Shares, and 200,000 Converted Note Shares.
(9)	Mr. Sadik-Khan has been a Director of our Company since July 2002. The shares offered by Mr. Sadik-Khan consist of 250,000 Conversion Shares, 250,000 Warrant Shares, 61,936 Board Fee Shares, and 200,000 Converted Note Shares.
(10)	Mr. Yuchengco has been a Director with the Company since March of 2005. The shares offered by Mr. Yuchengco consist of 100,000 Conversion Shares, 282,500 Warrant Shares, 40,000 Converted Note Shares, and 192,500 Private Placement Shares.
(11)	Mr. Weil has been a Director of our Company since August 2001. The shares offered by Mr. Weil consist of 26,661 Board Fee Shares, and 575,000 Warrant Shares.
(12)	Consists of 237,500 Private Placement Shares and 237,500 Exercised Warrant Shares
(13)	Consists of 100,000 Converted Note Shares, 95,000 Private Placement Shares, and 195,000 Warrant Shares.
(14)	Consists of 190,000 Private Placement Shares and 190,000 Warrant Shares.
(15)	Consists of 150,000 Converted Note Shares, and 150,000 Warrant Shares.
(16)	SG Private Bank is a 5% beneficial holder of the Company’s common stock. Consists of 100,000 Conversion Shares and 100,000 Warrant Shares.
(17)	Consists of Conversion Shares.
(18)	Mr. André, the Company’s Chief Operating Officer, began working for the Company in September of 1999 as Senior Vice President of Client Services for the TelAc division of Access Worldwide. The Shares offered by Mr. André consist of 25,000 Conversion Shares, 80,000 Converted Note Shares and 80,000 Warrant Shares.

(19)	Consists of 75,000 Conversion Shares and 75,000 Warrant Shares.
(20)	Consists of 20,000 Converted Note Shares, 47,500 Private Placement Shares, and 67,500 Warrant Shares.
(21)	Consists of 100,000 Conversion Shares and 25,000 Warrant Shares.
(22)	Consists of 20,000 Conversion Shares, 20,000 Converted Note Shares, 20,000 Warrant Shares, and 10,000 Exercised Warrant Shares.
(23)	Mr. Stevens was the Chief Executive Officer of the AM Medica division of the Company from September 2004 until January 2006. The shares offered by Mr. Stevens consist of 2,658 Bonus Shares, and 50,000 Warrant Shares.
(24)	Consists of 25,000 Conversion Shares and 25,000 Warrant Shares.
(25)	Consists of 30,000 Conversion Shares and 15,000 Warrant Shares.
(26)	Consists of 20,000 Converted Note Shares and 20,000 Warrant Shares.
(27)	Mr. Donohue was a Director of our Company from December 1996 to May 2006. The shares offered by Mr. Donohue consist of 10,000 Conversion Shares and 11,633 Board Fee Shares.
(28)	Consists of Bonus Shares.

PLAN OF DISTRIBUTION

We are registering 21,394,337 shares of common stock, consisting of (1) 6,702,846 shares issued and outstanding as the result of (i) 175,000 and 49,147 shares that were issued to some of the selling shareholders as an employee bonus on June 20, 2005 and May 26, 2006, respectively, (ii) 121,199 shares that were issued to some of the selling shareholders as members of the Board of Directors as Board Fees, (iii) 4,460,000 shares that were issued to selling shareholders as a result of conversion of their 5% Convertible Promissory Notes, (iv) 1,000,000 shares issued as a result of a private placement for common stock completed March 4, 2005, (v) 897,500 shares that were issued to selling shareholders as a result of exercising warrants; (2) 8,135,000 shares that may be issued upon the conversion of 5% Convertible Promissory Notes held by some of the selling shareholders, (3) 6,437,500 shares that may be issued upon the exercise of warrants held by some of the selling shareholders; and (4) 118,991 shares that will be issued as a result of fees earned by the Board of Directors as Board Fees.

Each of the selling shareholders may sell all or a portion of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If a selling shareholder sells shares of common stock through underwriters, broker-dealers or agents, the selling shareholder will be responsible for any underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, (i) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions other than on these exchanges or systems or in the over-the-counter market, (iv) through the writing of options, whether the options are listed on an options exchange or otherwise, or (v) through a combination of one or more of these methods of sale.

If a selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). A selling shareholder may also elect to sell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided such selling shareholder meets the criteria and conforms to the requirements of Rule 144.

A selling shareholder may pledge or grant a security interest in some or all of the shares of common stock owned by such selling shareholder and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as a selling shareholder under this prospectus. A selling shareholder also may transfer and donate shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling shareholder for purposes of this prospectus.

A selling shareholder and any underwriter, broker-dealer or agent participating in the sale of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such underwriter, broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Any person deemed to be an underwriter will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement which includes this prospectus.

The selling shareholders and any person participating in a distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all applicable underwriting discounts and selling commissions, if any.

Once sold under the registration statement which includes this prospectus, the shares of common stock sold will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to the shares will be passed upon by Akerman Senterfitt.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2006 incorporated by reference in this Prospectus have been audited by Daszkal Bolton LLP, independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedules as of December 31, 2005 and for each of the two years in the period ended December 31, 2005 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy these reports and other information at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, you may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov.

We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act to register with the Commission the securities described herein. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission. Under the Commission’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:

(1) our Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 16, 2007;

(2) our Proxy Statement for our annual meeting of stockholders, filed on April 27, 2007;

(3) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 15, 2007;

(3) our Current Reports on Form 8-K dated filed with the Commission on January 5, 2007, February 2, 2007, February 6, 2007, April 17, 2007, May 1, 2007 and May 15, 2007;

(5) the description of our common stock contained in our Registration Statement on Form 8-A, filed on December 11, 1997; and

(6) all documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of the filing of the documents.

We will provide to each person, including any beneficial owner to whom this prospectus is delivered, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Corporate Secretary

Access Worldwide Communications, Inc.

1820 North Fort Myer Drive

4th Floor

Arlington, VA 22209

703-292-5210

Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Access Worldwide Communications, Inc.

21,394,337 Shares

Common Stock

                , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

SEC registration fee	$722.49
Legal fees and expenses	$3,000
Accounting fees and expenses	$5,000
Printing, engraving and mailing expenses	$1,000
Miscellaneous	$1,000

Total	$10,722.49

*	All amounts, except for the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Article Sixth of our amended and restated certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Expenses incurred by any officer or director in connection with any such action, suit or proceeding shall be paid by us in advance of its final disposition.

Article Eleventh of our amended and restated certificate of incorporation, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except for liability:

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock purchases under the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

If the General Corporation Law of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 16. Exhibits.

Exhibit No.	Description
5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Daszkal Bolton LLP.

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of this Registration Statement).

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on May 23, 2007.

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:	/s/ Shawkat Raslan
Shawkat Raslan
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Shawkat Raslan and Richard A. Lyew his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shawkat Raslan Shawkat Raslan	Chairman, President and Chief Executive Officer (principal executive officer)	May 22, 2007

/s/ Richard A. Lyew Richard A. Lyew	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 22, 2007

/s/ Mark Wright Mark Wright	General Counsel, Secretary	May 22, 2007

/s/ Michael Dornemann Michael Dornemann	Director	May 22, 2007

/s/ Orhan Sadik-Khan Orhan Sadik-Khan	Director	May 22, 2007

/s/ Frederick Thorne Frederick Thorne	Director	May 22, 2007

/s/ Carl H. Tiedemann Carl H. Tiedemann	Director	May 22, 2007

/s/ Charles Henri Weil Charles Henri Weil	Director	May 22, 2007

/s/ Alfonso Yuchengco, III Alfonso Yuchengco, III	Director	May 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Daszkal Bolton LLP.

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of this Registration Statement).